Exhibit 99.1

FOR IMMEDIATE RELEASE	July 30, 2013
Media Contact: Joseph Barrios, (520) 884-3725	Page 1 of 8
Financial Analyst Contact: Chris Norman, (520) 884-3649
UNS ENERGY REPORTS SECOND QUARTER 2013 EARNINGS

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UNS Energy’s net income for the second quarter of 2013 was $34.6 million, or $0.83 per diluted share of common stock, compared with net income of $26.3 million, or $0.64 per diluted share in the second quarter of 2012. For the six months ended June 30, 2013, UNS Energy's net income was $46.0 million, or $1.10 per diluted share, compared with net income of $32.7 million, or $0.81 per diluted share, in the same period last year.

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UNS Energy’s primary subsidiary, Tucson Electric Power Company (TEP), reported net income of $30.8 million in the second quarter of 2013 compared with net income of $21.9 million in the second quarter of 2012.

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UNS Energy's second quarter 2013 net income includes: an $11.0 million reduction to income tax expense related to a regulatory asset that was recorded during the quarter for deferred tax expenses that will be recovered in future periods; and a $3.0 million pre-tax ($1.8 million after-tax) charge to fuel expense related to a one-time credit to retail customers that was approved in TEP's recently completed rate case.

Tucson, Ariz. – UNS Energy Corporation (NYSE: UNS) today reported second quarter 2013 net income of $34.6 million, or $0.83 per diluted share of common stock, compared with net income of $26.3 million, or $0.64 per diluted share in the same period last year.
“Our second quarter results mark the end of a four and a half year base rate freeze at TEP. The rate freeze, coupled with little to no economic growth, created significant challenges during this period," said Paul Bonavia, UNS Energy's Chairman and Chief Executive Officer. "Our employees responded by consistently controlling costs while improving safety and reliability."
In June, the Arizona Corporation Commission (ACC) approved new rates for TEP that became effective on July 1. The new rates include TEP's first base rate increase since 2008.
"TEP's new retail rates promote rate stability and strengthen TEP's financial position, bolstering our ability to make long-term investments that are in the best interests of our customers," Bonavia said.

Tucson Electric Power

Retail kWh Sales and Revenues
TEP’s retail kWh sales decreased by 1.3 percent in the second quarter, due in part to fewer cooling degree days during the months of April and May compared with last year. The decrease in retail sales volumes led to a $1.1 million, or 0.8 percent, decrease in TEP’s retail margin revenues compared with the second quarter of 2012.

Other Expenses
TEP’s Base operations and maintenance (O&M) expense was $61.2 million in the second quarter of 2013 compared with $59.5 million in the second quarter of 2012. The increase was due in part to unplanned generating plant maintenance. Base O&M excludes costs directly offset by customer surcharges and third-party reimbursements.
TEP's total interest expense declined by $1.4 million in the second quarter of 2013 primarily due to the expected decline in the balance of capital lease obligations compared with the second quarter of 2012.
Other Items
TEP's second quarter 2013 results of operations include the following items:

•	a $10.8 million tax benefit related to a regulatory asset recorded in June 2013 to recover previously recorded income tax expense through future rates as a result of the 2013 TEP Rate Order; and

•	a one-time increase to fuel expense of $3 million related to a credit to customers agreed to in TEP's rate case.
UNS Gas
UNS Gas reported net income of $0.3 million in the second quarter of 2013 compared with no net income or loss in the same period last year.
UNS Electric
UNS Electric reported net income of $3.8 million in the second quarter of 2013 compared with $4.5 million in the second quarter of 2012. The decrease in net income was due in part to the loss of an industrial customer.
Year-to-Date Results
In the first six months of 2013, TEP reported net income of $32.3 million compared with net income of $20.4 million in the same period last year. The increase is related to: cold weather during first quarter weather relative to last year; an increase in long-term wholesale margin revenues due to higher market prices for wholesale power; and the anticipated reduction in capital lease interest expense; partially offset by higher Base O&M related in part to unplanned maintenance on TEP's generating facilities; and an increase in depreciation and amortization expense reflecting TEP's ongoing utility investments. Results in the first six months of 2013 include the credit to fuel expense and the reduction to income tax expense described above.
UNS Gas
UNS Gas reported net income of $7.6 million in the first six months of 2013 compared with net income of $5.4 million in the same period last year. A cold winter and a Base Rate increase effective in May 2012 contributed to the year-over-year increase.
UNS Electric
UNS Electric reported net income of $6.1 million in the first six months of 2013 compared with $7.3 million in the first six months of 2012. The decrease in net income was due in part to the loss of an industrial customer.

Net Income and Earnings Per Share Summary

	2nd Quarter		YTD June 30,
Net Income (Loss)	2013	2012	2013	2012
	Millions of Dollars		Millions of Dollars
Tucson Electric Power	$30.8	$21.9	$32.3	$20.4
UNS Gas	0.3	—	7.6	5.4
UNS Electric	3.8	4.5	6.1	7.3
Other(1)	(0.3)	(0.1)	—	(0.4)
Net Income (Loss)	$34.6	$26.3	$46.0	$32.7
Avg. Basic Shares Outstanding (millions)	41.6	40.5	41.6	39.3
Avg. Diluted Shares Outstanding (millions)	41.9	41.6	41.9	41.6

	2nd Quarter		YTD June 30,
Earnings (Loss) Per UNS Energy Share	2013	2012	2013	2012
Tucson Electric Power	$0.74	$0.54	$0.78	$0.52
UNS Gas	0.01	—	0.18	0.14
UNS Electric	0.09	0.11	0.15	0.19
Other(1)	(0.01)	—	—	(0.02)
Net Income per Basic Share	$0.83	$0.65	$1.11	$0.83
Net Income per Diluted Share	$0.83	$0.64	$1.10	$0.81

(1)	Includes UNS Energy on a stand-alone basis and results from Millennium Energy Holdings, Inc. and UNS Energy Development, wholly owned subsidiaries of UNS Energy.
UNS Energy believes the presentation of TEP, UNS Gas and UNS Electric net income or loss on a per basic UNS Energy share basis (which are non-GAAP financial measures) provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UNS Energy's reported earnings or losses.
Seasonality of Earnings
The net income and results of operations of TEP as well as of UNS Gas and UNS Electric – operating subsidiaries of UniSource Energy Services (UES) – are seasonal in nature. TEP and UNS Electric typically record the majority of their net income during the second and third quarters when hot weather contributes to higher energy consumption. TEP’s retail rates, which include higher charges for higher levels of energy use, also shift a larger share of the company’s earnings into those periods.
Energy demand from UNS Gas customers typically peaks during the winter. Accordingly, UNS Gas typically records the majority of its net income during the first and fourth quarters.
Conference Call and Webcast
The company will host a conference call on Tuesday, July 30, 2013 at 12 p.m. EDT to discuss the financial results and outlook. To participate in the call, please dial in 5 to 10 minutes prior to the start time. A reference code is not necessary to access the live call.
Dial-in number: (800) 695-3244

The conference call can also be heard live online at uns.com.

A telephone replay will be available for seven days.

Replay number: (800) 633-8284
Reference code: 21668731
In conjunction with this earnings announcement, UNS Energy has provided information on its performance during the second quarter of 2013. These materials have been filed with the Securities and Exchange Commission and are also available at uns.com. UNS Energy and TEP are providing the address of such website solely for the information of investors and do not intend the address to be an active link. Information contained at such website is not part of the report filed with the SEC by UNS Energy and TEP.

UNS Energy Corporation is a Tucson, Arizona-based company with consolidated assets of approximately $4 billion. UNS Energy's primary subsidiaries include Tucson Electric Power, which serves approximately 408,000 customers in southern Arizona; and UniSource Energy Services, provider of natural gas and electric service for approximately 242,000 customers in northern and southern Arizona. For more information about UNS Energy and its subsidiaries, visit uns.com.

This release contains forward-looking information that involves risks and uncertainties. These risks and uncertainties include, but are not limited to: state and federal regulatory and legislative decisions and actions; regional economic and market conditions, which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; changes to long-term contracts; the cost of fuel and power supplies; performance of TEP's generating plants; and other factors listed in UNS Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UNS Energy.

UNS Energy Corporation
Comparative Condensed Consolidated Statements of Income

	Three Months Ended
(in thousands of dollars, except per share amounts)	June 30,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$285,419	$292,071	$(6,652)	(2.3)
Electric Wholesale Sales	30,654	25,511	5,143	20.2
Gas Retail Sales	20,013	20,006	7	N/M
Other Revenues	29,131	26,410	2,721	10.3
Total Operating Revenues	365,217	363,998	1,219	0.3
Operating Expenses
Fuel	86,459	82,325	4,134	5.0
Purchased Energy	57,796	48,203	9,593	19.9
Transmission	4,521	3,412	1,109	32.5
Increase to Reflect PPFAC/PGA Recovery Treatment	2,074	14,215	(12,141)	(85.4)
Total Fuel and Purchased Energy	150,850	148,155	2,695	1.8
Operations and Maintenance	95,143	90,926	4,217	4.6
Depreciation	36,671	35,190	1,481	4.2
Amortization	8,119	9,112	(993)	(10.9)
Taxes Other Than Income Taxes	13,631	12,556	1,075	8.6
Total Operating Expenses	304,414	295,939	8,475	2.9
Operating Income	60,803	68,059	(7,256)	(10.7)
Other Income (Deductions)
Interest Income	19	383	(364)	(95.0)
Other Income	1,734	1,333	401	30.1
Other Expense	(713)	(828)	115	(13.9)
Total Other Income (Deductions)	1,040	888	152	17.1
Interest Expense
Long-Term Debt	17,700	17,602	98	0.6
Capital Leases	6,249	8,301	(2,052)	(24.7)
Other Interest Expense, Net of Interest Capitalized	(399)	(340)	(59)	N/M
Total Interest Expense	23,550	25,563	(2,013)	(7.9)
Income Before Income Taxes	38,293	43,384	(5,091)	(11.7)
Income Tax Expense	3,675	17,111	(13,436)	(78.5)
Net Income	34,618	26,273	8,345	31.8
Weighted-Average Shares of Common Stock Outstanding (000)	41,598	40,471	1,127	2.8
Basic Earnings per Share	$0.83	$0.65	$0.18	27.7
Diluted Earnings per Share	$0.83	$0.64	$0.19	29.7
Dividends Declared per Share	$0.435	$0.43	$0.005	1.2
N/M—Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.

UNS Energy Corporation
Comparative Condensed Consolidated Statements of Income

	Six Months Ended
(in thousands of dollars, except per share amounts)	June 30,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$506,279	$497,502	$8,777	1.8
Electric Wholesale Sales	65,052	59,127	5,925	10.0
Gas Retail Sales	71,002	70,215	787	1.1
Other Revenues	55,025	52,540	2,485	4.7
Total Operating Revenues	697,358	679,384	17,974	2.6
Operating Expenses
Fuel	168,148	153,060	15,088	9.9
Purchased Energy	121,955	107,993	13,962	12.9
Transmission	7,707	6,238	1,469	23.5
Increase (Decrease) to Reflect PPFAC/PGA Recovery Treatment	(3,294)	11,654	(14,948)	N/M
Total Fuel and Purchased Energy	294,516	278,945	15,571	5.6
Operations and Maintenance	185,043	185,241	(198)	(0.1)
Depreciation	72,970	70,174	2,796	4.0
Amortization	16,408	17,776	(1,368)	(7.7)
Taxes Other Than Income Taxes	27,723	24,794	2,929	11.8
Total Operating Expenses	596,660	576,930	19,730	3.4
Operating Income	100,698	102,454	(1,756)	(1.7)
Other Income (Deductions)
Interest Income	28	641	(613)	(95.6)
Other Income	3,502	3,038	464	15.3
Other Expense	(247)	104	(351)	N/M
Total Other Income (Deductions)	3,283	3,783	(500)	(13.2)
Interest Expense
Long-Term Debt	35,954	36,737	(783)	(2.1)
Capital Leases	12,498	16,598	(4,100)	(24.7)
Other Interest Expense, Net of Interest Capitalized	(1,467)	(166)	(1,301)	N/M
Total Interest Expense	46,985	53,169	(6,184)	(11.6)
Income Before Income Taxes	56,996	53,068	3,928	7.4
Income Tax Expense	11,033	20,319	(9,286)	(45.7)
Net Income	45,963	32,749	13,214	40.3
Weighted-Average Shares of Common Stock Outstanding (000)	41,569	39,251	2,318	5.9
Basic Earnings per Share	$1.11	$0.83	$0.28	33.7
Diluted Earnings per Share	$1.10	$0.81	$0.29	35.8
Dividends Declared per Share	$0.870	$0.86	$0.010	1.2
N/M—Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY
Comparative Condensed Consolidated Statements of Income

	Three Months Ended
(in thousands of dollars)	June 30,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$243,635	$247,770	$(4,135)	(1.7)
Electric Wholesale Sales	29,542	22,274	7,268	32.6
Other Revenues	31,086	29,375	1,711	5.8
Total Operating Revenues	304,263	299,419	4,844	1.6
Operating Expenses
Fuel	84,553	79,554	4,999	6.3
Purchased Power	28,410	20,862	7,548	36.2
Transmission	1,730	1,401	329	23.5
Increase to Reflect PPFAC Recovery Treatment	5,274	12,811	(7,537)	(58.8)
Total Fuel and Purchased Energy	119,967	114,628	5,339	4.7
Other Operations and Maintenance	82,011	78,683	3,328	4.2
Depreciation	28,861	27,545	1,316	4.8
Amortization	9,052	10,028	(976)	(9.7)
Taxes Other Than Income Taxes	10,939	10,324	615	6.0
Total Operating Expenses	250,830	241,208	9,622	4.0
Operating Income	53,433	58,211	(4,778)	(8.2)
Other Income (Deductions)
Interest Income	12	43	(31)	(72.1)
Other Income	1,270	1,209	61	5.0
Other Expense	(2,378)	(1,984)	(394)	19.9
Total Other Income (Deductions)	(1,096)	(732)	(364)	49.7
Interest Expense
Long-Term Debt	13,991	13,378	613	4.6
Capital Leases	6,249	8,301	(2,052)	(24.7)
Other Interest Expense, Net of Interest Capitalized	(342)	(352)	10	N/M
Total Interest Expense	19,898	21,327	(1,429)	(6.7)
Income Before Income Taxes	32,439	36,152	(3,713)	(10.3)
Income Tax Expense	1,652	14,242	(12,590)	(88.4)
Net Income	30,787	21,910	8,877	40.5
N/M—Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY
Comparative Condensed Consolidated Statements of Income

	Six Months Ended
(in thousands of dollars)	June 30,		Increase / (Decrease)
(UNAUDITED)	2013	2012	Amount	Percent
Operating Revenues
Electric Retail Sales	$428,515	$414,101	$14,414	3.5
Electric Wholesale Sales	63,940	52,040	11,900	22.9
Other Revenues	59,559	57,256	2,303	4.0
Total Operating Revenues	552,014	523,397	28,617	5.5
Operating Expenses
Fuel	165,351	149,528	15,823	10.6
Purchased Power	47,338	34,488	12,850	37.3
Transmission	2,595	2,363	232	9.8
Increase to Reflect PPFAC Recovery Treatment	2,914	5,125	(2,211)	(43.1)
Total Fuel and Purchased Energy	218,198	191,504	26,694	13.9
Other Operations and Maintenance	159,835	161,149	(1,314)	(0.8)
Depreciation	57,418	55,012	2,406	4.4
Amortization	18,275	19,620	(1,345)	(6.9)
Taxes Other Than Income Taxes	22,108	20,009	2,099	10.5
Total Operating Expenses	475,834	447,294	28,540	6.4
Operating Income	76,180	76,103	77	0.1
Other Income (Deductions)
Interest Income	8	69	(61)	(88.4)
Other Income	2,438	2,286	152	6.6
Other Expense	(3,584)	(2,087)	(1,497)	71.7
Total Other Income (Deductions)	(1,138)	268	(1,406)	N/M
Interest Expense
Long-Term Debt	28,564	27,294	1,270	4.7
Capital Leases	12,498	16,598	(4,100)	(24.7)
Other Interest Expense, Net of Interest Capitalized	(1,195)	(243)	(952)	N/M
Total Interest Expense	39,867	43,649	(3,782)	(8.7)
Income Before Income Taxes	35,175	32,722	2,453	7.5
Income Tax Expense	2,909	12,273	(9,364)	(76.3)
Net Income	32,266	20,449	11,817	57.8

N/M—Not Meaningful
Reclassifications have been made to prior periods to conform to the current period’s presentation.